Exhibit h(b)

                            SELECTED DEALER AGREEMENT

                                                                     _____, 1995

McKENNA SECURITIES COMPANY, As
Lead Dealer Manager
909 Fannin, Suite 1600
Houston, Texas 77010

Gentlemen:

         In connection with a public offering (the "OFFERING") of Common Stock, $.001 par value per share (the "SHARES"), of Southwest Small Cap Equity Fund, Inc. (the "FUND") to be conducted after the date hereof, for which Offering McKenna Securities Company and Capital West Securities, Inc. (the "DEALER MANAGERS") have been employed to use their best efforts to sell the Shares for the Fund's account, the undersigned broker/dealer (the "DEALER") has been offered the right to sell, as agent for the Fund, the Shares being distributed to the public. This will confirm the Dealer Managers' and Dealer's mutual agreements as to the terms and conditions applicable to the Dealer's participation in the selected dealer group being organized by the Dealer Managers as set forth in this Agreement. Capitalized but undefined terms shall have the meaning given such terms in that certain Selling Agreement among the Dealer Managers, the Fund and the Investment Manager dated as of _____, 1995 (the "SELLING AGREEMENT"), a copy of which has been furnished or made available to the Dealer.

         1. _____ CONDITIONS OF OFFERING. The Offering will be subject to issuance and delivery of the Shares by the Fund in compliance with the Selling Agreement and the Escrow Agreement, and will be subject to the issuance of the approving opinion of counsel for the Fund and to satisfaction or waiver of other conditions set forth in the Selling Agreement. McKenna Securities Company as lead Dealer Manager ("McKenna") will advise the Dealer by telefax, telegram, telex or other form of written communication (a "DEALER NOTICE") of the particular method of consummation of the Offering and any supplementary terms and conditions of the Offering which, to the extent such supplementary terms and conditions are inconsistent with any provision herein, shall supersede any such provision. Unless otherwise indicated in any such Dealer Notice, communications by the Dealer with respect to any Offering should be sent to the McKenna at its address given herein. McKenna reserves the right to reject any subscription in whole or in part. The Public Offering price of the Shares shall be as indicated in the following table, and McKenna will disburse the sales commission indicated in the following table to the Dealer:

         SHARES PURCHASED        PRICE PER SHARE       DEALER SALES COMMISSION

            100 to  29,999            $10.00                     .60
         25,000 to  49,999              9.90                     .50
         50,000 to  74,999              9.80                     .40
         75,000 to  99,999              9.70                     .30
        100,000 to 499,999              9.60                     .20
        500,000 or more                 9.20                     .00

         In connection with any sales of shares hereunder, the Dealer shall tender a Subscription Agreement completed by the Purchaser of such shares, in the Form of Appendix A to the Prospectus and shall tender payment for shares subscribed for thereby, in each case in accordance with the Prospectus and the Escrow Agreement, a copy of which has been furnished or made available to the Dealer.

         Payment of sales commissions for Shares sold by a Dealer is to be made at the offices of McKenna by certified or official bank checks issued by the Escrow Agent for the account of the Fund in immediately available funds payable as instructed by McKenna in accordance with the terms of this agreement, as amended or supplemented, for the benefit of the Dealers individually with respect to the amount sold by each Dealer.

         2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  (a) PROSPECTUSES. McKenna shall provide the Dealer with such number of copies of each preliminary prospectus, the Prospectus and any amendment or supplement to any thereof relating to the Offering as the Dealer may reasonably request for the purposes contemplated by the Securities Act of 1933 (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the applicable rules and regulations of the Securities and Exchange Commission thereunder. The Dealer represents that the Dealer is familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agrees that the Dealer will comply therewith. The Dealer agrees to keep an accurate record of its distribution (including dates, number of copies and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and, promptly upon request by McKenna, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished. The Dealer agrees to furnish to persons who submit a Subscription Agreement and tender payment for the proposed purchase of Shares a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act. The Dealer agrees that in connection with any offers, sales or purchases of Shares in an Offering the Dealer will rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to the Dealer by McKenna. The Dealer will not be authorized by the Fund or by the Dealer Managers to give any information or to make any representation not contained in the Prospectus in connection with the offering or sale of the Shares.

                  (b) OPEN MARKET TRANSACTIONS. Until such time as the terms of this

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Agreement shall no longer apply to the Offering or until McKenna notifies the
Dealer that the Dealer is released from this restriction, the Dealer agrees not to deal, trade, bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Shares except as broker pursuant to unsolicited orders and as otherwise provided in this Agreement.

                  (c) NASD. The Dealer represents that the Dealer is actually engaged in the investment banking or securities business and the Dealer is either a member in good standing of the NASD or, if not such a member, a foreign dealer, bank or institution not eligible for membership. If the Dealer is such a member, the Dealer agrees that in making sales of the Shares the Dealer will comply with all applicable rules of the NASD, including without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice. If the Dealer is such a foreign dealer, bank or institution, the Dealer agrees not to offer or sell any Shares in the United States of America except through McKenna and in making sales of Shares outside the United States of America the Dealer agrees to comply as though the Dealer were a member with such Interpretation and Sections 8, 24 and 36 of Article III of the NASD's Rules of Fair Practice and to comply with
Section 25 of such Article III as it applies to nonmember brokers or dealers in a foreign country.

                  (d) RELATIONSHIP AMONG DEALER MANAGERS AND SELECTED DEALERS. Nothing contained herein shall constitute the Dealer as being a partner with the Dealer Managers or with any other Dealer entering into a Selected Dealer Agreement (a "Selected Dealer"). The Dealer Managers shall not be under any obligation to the Dealer except for obligations assumed herein or in any Dealer Notice in connection with any Offering. The Dealer agrees to pay its proportionate share of any claim, demand or liability asserted against the Dealer and the other Selected Dealers or any of them, or against the Dealer Managers, based on any claim that the Dealer and such Selected Dealers or any of them constitute an association, unincorporated business or other separate entity, including, in each case, the Dealer's proportionate share of any expense incurred in defending against any such claim, demand or liability.

                  (e) BLUE SKY LAWS. McKenna will inform the Dealer as to the jurisdictions in which the Shares have been qualified for sale under the respective securities or "blue sky" laws of such jurisdictions. The Dealer understands and agrees that compliance with the securities or "blue sky" laws in each jurisdiction in which the Dealer shall offer or sell any of the Shares shall be the Dealer's sole responsibility and that the McKenna assumes no responsibility or obligation as to the eligibility of the Shares for sale or the Dealer's right to sell the Shares in any jurisdiction.

                  (f) COMPLIANCE WITH LAW. The Dealer agrees that in selling Shares (which agreement shall also be for the benefit of the Fund or other seller of such Shares) the Dealer will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD and the applicable rules and regulations of The Chicago Stock Exchange. McKenna shall have full authority to take such action as McKenna and the other Dealer Managers may deem advisable in respect of all matters pertaining to any Offering. The Dealer Manager shall not have any liability to the Dealer, except for lack of good faith and for obligations expressly assumed by the Dealer Manager in this Agreement; PROVIDED, HOWEVER, that

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nothing in this sentence shall be deemed to relieve the Dealer Managers from any liability imposed by the Securities Act.

         3. TERMINATION; SUPPLEMENTS AND AMENDMENTS. This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; PROVIDED, HOWEVER, that if a Dealer Notice was sent prior to such notice, this Agreement shall remain in full force and effect and shall terminate in accordance with the last sentence of this Section. This Agreement may be supplemented or amended by McKenna by written notice thereof to the Dealer, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended or supplemented.

         4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, and inure to the benefit of the parties hereto and the respective successors and assigns of each of them.

         5. ESCROW AGREEMENT. The Dealer agrees that it is bound by, and will cause all offers to purchase Shares in respect of which it is acting hereunder to be made in accordance with, the terms of the Escrow Agreement executed by McKenna, on behalf of the Dealer Managers, and the Fund.

         6. GOVERNING LAW. This Agreement, together with such supplementary terms and conditions with respect to such Offering as may be contained in any Dealer Notice from McKenna to the Dealer in connection therewith, shall be governed by, and construed in accordance with, the laws of the State of Texas.

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         By signing this Agreement the Dealer confirms the Dealer's acceptance of and agreement to the terms and conditions of this Agreement (as supplemented or amended pursuant to SECTION 3), together with and subject to any supplementary terms and conditions contained in any Dealer Notice from McKenna, all of which shall constitute (i) a binding agreement between the Dealer and the Dealer Managers, (ii) confirmation that the Dealer's representations and warranties set forth in SECTION 2 are true and correct at that time and (iii) confirmation that the Dealer's agreements set forth herein have been and will be fully performed by the Dealer to the extent and at the times required thereby.

                                          Very truly yours,
                                          __________________
                                          (Name of Firm)

                                          By: ______________
                                          Name: ____________
                                          Title: ___________

Confirmed as of the date first above written:

McKENNA SECURITIES COMPANY,
as lead Dealer Manager

By: ______________
Name: ____________
Title: ___________

0248688.05
119520/2132

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